EXHIBIT 5(A)

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                                      NW NATURAL     220 NW 2nd Avenue
                                                     Portland, OR 97209
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                                                   Tel
                                                          503.226.4211
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                                                       www.nwnatural.com
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MARK S. DODSON
SENIOR VICE PRESIDENT,
  PUBLIC AFFAIRS AND GENERAL COUNSEL
TEL:  503.220.2409
FAX:  503.220.2584
TOLL FREE:  1.800.422.4012
EMAIL:  mld@nwnatural.com

                                             February 9, 2001



Northwest Natural Gas Company
220 N.W. Second Avenue
Portland, Oregon  97209

Ladies and Gentlemen:

          With respect to the Registration Statement on Form S-3 to be filed with the Securities and Exchange Commission (the "Commission") on or about the date hereof by Northwest Natural Gas Company (the "Company") for the registration under the Securities Act of 1933, as amended ("Securities Act"), of $100,000,000 aggregate principal amount of Secured Medium-Term Notes, Series B ("Secured Notes") and Unsecured Medium-Term Notes, Series B ("Unsecured Notes") (the Secured Notes and the Unsecured Notes are hereinafter collectively referred to as the "Notes") to be issued by the Company, and for the qualification under the Trust Indenture Act of 1939, as amended ("Trust Indenture Act"), of the Company's Mortgage and Deed of Trust, as supplemented ("Mortgage"), under which the Secured Notes are to be issued, and the Company's Indenture ("Indenture") under which the Unsecured Notes are to be issued, I am of the opinion that:

     1. The Company is a corporation duly organized and validly existing under the laws of the State of Oregon.

     2. All action necessary to make the Notes legally issued and valid and binding obligations of the Company will have been taken when:

          (a) the Company's Registration Statement on Form S-3, as it may be amended, shall have become effective in accordance with the applicable provisions of the Securities Act, and a supplement or supplements to the Prospectus constituting a part of the Registration Statement specifying certain details with respect to the offering or offerings of the Notes shall have been filed with the Commission, and the Mortgage and the Indenture shall have been qualified under the Trust Indenture Act; and

          (b) the Notes shall have been appropriately issued and delivered for the consideration contemplated by, and otherwise in conformity with, the acts, proceedings and documents referred to above, the authorizing resolutions of the


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Board of Directors of the Company and the orders of the Oregon Public Utility
Commission and the Washington Utilities and Transportation Commission relating to the Notes.

          I am a member of the bar of the State of Oregon, but not of the State of Washington. In rendering this opinion, I have made such reviews of the laws of the State of Washington and had such consultations with the Company's Washington State counsel as I believe necessary to satisfy myself as to questions of Washington law. As to all matters of New York law, I have relied upon an opinion of even date herewith addressed to you by Thelen Reid & Priest LLP which is filed as Exhibit 5(b) to the Registration Statement.

          I hereby consent to the use of this opinion as an exhibit to the Registration Statement, as it may be amended, and consent to such references to me as may be made in such Registration Statement and in the Prospectus.

                                        Very truly yours,

                                        /s/ Mark S. Dodson

                                        Mark S. Dodson, Esq.